Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-224523 and 333-234425) and on Form S-8 (Nos. 333-212376; 333-204453; 333-167797; 333-157085; 333-133566; 333-121513; 333-102043; 333-234780; and 333-231107) of Bank of America Corporation of our report dated February 19, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Charlotte, North Carolina
February 19, 2020